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                              [WSGR Letterhead]



                                 June 9, 1998




Access Health, Inc.
335 Interlocken Parkway
Broomfield, Colorado 80021


     RE: MERGER AMONG ACCESS HEALTH, INC., ACCESS ACQUISITION CORP. 98A AND INTERQUAL, INC.


Ladies and Gentlemen:

     We have acted as counsel to Access Health, Inc., a Delaware corporation ("Access") in connection with the proposed merger (the "Merger") of Access Acquisition Corp. 98A, a Delaware corporation and a wholly-owned subsidiary of Access ("Merger Sub"), with and into InterQual, Inc., a Delaware corporation ("InterQual") pursuant to an Agreement and Plan of Reorganization dated as of February 13, 1998, as amended (the "Reorganization Agreement"), among Access, Merger Sub and InterQual. The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") which contains a prospectus and joint proxy statement. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the the Registration Statement.

     Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax Considerations," subject to the limitations and qualifications described therein, constitutes our opinion as to the material federal income tax

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Access Health, Inc.
June 9, 1998
Page 2


consequences of the exchange of shares of InterQual Capital Stock for Access Common Stock pursuant to the Merger.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the opinion and discussion of the material federal income tax consequences of the Merger, including the prospectus and joint proxy statement constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,



                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.